UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2021

The Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road

Wilmington, DE 19809

(Address of principal executive offices, including zip code)

302-385-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TBBK	Nasdaq Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

[_] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Explanatory Note

On October 20, 2021, the Boards of Directors (collectively, the “Board”) of each of The Bancorp, Inc. and its wholly-owned subsidiary, The Bancorp Bank (collectively, the “Company”), met and discussed several changes to the Board, including accepting the resignation of Daniel G. Cohen from the Board and as an employee of the Company effective October 31, 2021, appointing James J. McEntee III to serve as Chairman of the Board effective following Mr. Cohen’s resignation, appointing Cheryl Creuzot as a member of the Board, and accepting John C. Chrystal’s resignation from the Board effective in February 2022. The Board also authorized a common stock repurchase program for fiscal 2022. These items are discussed in more detail below.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2021, the Board received notification from director Daniel G. Cohen of his plan to simultaneously retire from the Board and the Company effective October 31, 2021, thereby terminating his employment, his directorship and his role as Chairman of the Board. After serving in these positions for over 22 years, Mr. Cohen has indicated his desires to pursue other entrepreneurial interests and business leadership opportunities. Mr. Cohen’s resignation is not the result of any disagreement with the Company or management. In accordance with the letter agreement attached hereto as Exhibit 10.1, Mr. Cohen will receive a retirement bonus of $600,000 and acceleration of all unvested shares of restricted stock, which will vest on October 31, 2022, unless already scheduled to vest earlier. The Company thanks Mr. Cohen for his decades of service and leadership.

The Company’s Board of Directors has appointed director James J. McEntee III to succeed Mr. Cohen as its new Chairman, effective November 1, 2021.

On October 20, 2021 the Board named Cheryl Creuzot as a director of the Company, to be effective on November 1, 2021. Mrs. Creuzot is currently President Emerita of Wealth Development Strategies, LLC and Wealth Development Strategies Investment Advisory, Inc., where she served as Principal and Managing Partner of these SEC and FINRA regulated firms from 2000 until 2018 when she stepped down from management. After thirty-six years of practice, she serves as a consultant to her former firm and is in the process of a successful succession. Mrs. Creuzot has served since 2020 as a Commissioner of The Port of Houston, a position into which she was nominated by Mayor Sylvester Turner and approved by the Houston City Council. Since 2013 she has served on the MD Anderson Cancer Center Board of Visitors where she is Vice Chair of the Finance and Capital Planning Committee. Mrs. Creuzot also serves on the board of The Frenchy’s Companies, a family-owned food manufacturing and restaurant organization. She served on the board of Amegy Bank from January 2021 to October 2021, and served on the board of Unity National Bank from 2008 to 2015, where she chaired the Compliance, Audit and Investment Committees. Mrs. Creuzot is also a former board member and Vice Chair of the Texas Public Finance Authority, where she was appointed by the Governor and conferred by the Texas State Senate. She is the former Chair of the University of Houston Board of Visitors and a former board member of the Greater Houston Partnership. In 2018, Mrs. Creuzot authored and published the book Real Lives. Real Money. Mrs. Creuzot has published many articles including Money magazine, Mutual Funds Magazine, Black Enterprise, Ebony and Essence Magazines, Houston Chronicle. She is a prolific public speaker and has also been recognized and honored by numerous organizations, including the Urban League, The University of Houston and The Houston Chronicle, among a dozen others. Over the past twenty years, Mrs. Creuzot has served on more than 15 private, non-profit and academic boards. Mrs. Creuzot holds a Bachelor of Science, a Doctorate in Jurisprudence, a Master Laws Degree in Taxation, and a Masters Degree in Business Administration from the University of Houston.

There are no arrangements or understandings between Ms. Creuzot and any other person pursuant to which they were elected, and there are no relationships between Ms. Creuzot and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended. Mrs. Creuzot will be compensated in accordance with the Company’s compensation practices for its non-employee directors.

Also on October 20, 2021, the Board received notification from director John C. Chrystal of his plan to resign from his role as a director of the Company, effective February 28, 2022. After serving in this position for over 8 years, Mr. Chrystal has indicated his intent to pursue other entrepreneurial interests and business leadership opportunities. Mr. Chrystal’s resignation is not the result of any disagreement with the Board, the Company or management. The Company thanks Mr. Chrystal for his years of service and leadership.

Item 8.01. Other Events

On October 20, 2021, the Board approved a revised stock repurchase program for the upcoming 2022 fiscal year. The amount that the Company intends to repurchase has been increased to $15.0 million in value of the Company’s common stock per fiscal quarter in 2022, for a maximum amount of $60.0 million. Under the stock repurchase program, the Company intends to repurchase shares through open market purchases, privately-negotiated transactions, block purchases or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934 (the “Exchange Act”). The board of directors also authorized the Company to enter into written trading plans under Rule 10b5-1 of the Exchange Act. The Company cannot predict when or if it will repurchase any shares of common stock and the timing and amount of any shares repurchased will be determined by management based on its evaluation of market conditions and other factors. Information regarding stock repurchases will be available in The Bancorp’s periodic reports on Form 10-Q and 10-K filed with the Securities and Exchange Commission as required by the applicable rules of the Exchange Act.

Item 9.01.  Financial Statements and Exhibits

(d)          Exhibits

10.1       Letter Agreement

Cautionary Statement regarding Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking terminology, including but not limited to the words “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “plan,” “estimate,” “continue,” or similar words, and are based on management’s current expectations, estimates and projections. The Company’s business is subject to a number of risks and uncertainties which could cause the actual results, events or achievements to differ materially from those set forth in or implied by the forward-looking statements and related assumptions. For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp, Inc.’s filings with the Securities Exchange Commission. The forward-looking statements speak only as of the date of this current report. The Company does not undertake to publicly revise or update forward-looking statements in this report to reflect events or circumstances that arise after the date of this report, except as may be required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2021	The Bancorp, Inc.

	By:	/s/ Paul Frenkiel
	Name:	Paul Frenkiel
	Title:	Chief Financial Officer and Secretary